EXHIBIT 10.4


                             FINANCING AGREEMENT

      Financing Agreement dated as of November 12, 2003 (this "Agreement") by and between Integrated Performance Systems Inc., a New York corporation, with principal executive offices located at 17300 North Dallas Parkway, Suite 2040, Dallas, Texas 75248 (the "Company"), and SMI Chips Inc. ("Lender").

      WHEREAS, Lender desires to loan to the Company, and the Company desires to borrow from Lender, upon the terms and subject to the conditions of this Agreement, a Line of Credit funding in the aggregate principal amount of $6,200,000 (the "Line of Credit");

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


      I.   ESTABLISHMENT OF LINE OF CREDIT

      Lender shall establish the Line of Credit for Company in the aggregate amount of Six Million Two Hundred Thousand And No/100 Dollars ($6,200,000) subject to the following terms and conditions:

      A. Term. The line of Credit shall be made available to the company for a period of two years after the date of this Agreement, provided that Lender shall not be required to advance funds if Company is in default of its obligations pursuant to any Loan Documents, as defined below.

      B. Advances to Company. Company shall be permitted to draw down the Line of Credit in order to borrow against personal property, including accounts receivable, inventory, and fixed assets of Company or its subsidiaries (the "Assets"). Lender shall advance at least eighty percent (80%) of collectable accounts receivable and at least fifty percent (50%) of the value of inventory and fixed assets, based upon Lender's sole discretion regarding collectability and value. Subsequent advances shall be made to Company to finance new purchases of Assets or fund new accounts receivable on a revolving basis.

      C. Loan Documents. Each advance to Company shall be evidenced by a Note, Security Agreement, and such other documents as Lender may reasonably require ("Loan Documents"). The Loan Documents shall be in the form, and shall contain such provisions, as are customarily contained in asset based lending documents of Legacy Bank of Texas.

      D.   Financing Costs.

 Lender shall be paid the following amounts for providing financing pursuant to this Agreement:

           1. A commitment fee of one percent (1%) of funds advanced shall be payable upon commencement of each draw down of Advances under the Line of Credit. However, no commitment fee shall be due for funds advanced on a revolving basis, other than the commitment fee due upon the initial advance.

           2. The interest rate shall be determined to be two percentage points (2%) in excess of the higher of (i) the prime rate of interest charged by Legacy Bank, Texas or (ii) the actual interest rate paid by Lender in funds borrowed by Lender to finance the Line of Credit. Interest shall be payable as specified in the Loan documents

           3. Company shall reimburse Lender for Lender's direct costs associated with the Line of Credit, including legal fees, appraisal costs, and collection costs.


      II.  LENDER REPRESENTATIONS AND WARRANTIES

      Lender represents and warrants to and covenants and agrees with the Company as follows:

      A. Lender is (i) an "accredited investor: within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of any investment in the Line of Credit and (iv) able to afford the loss of its investment in the Line of Credit.

      B. This Agreement has been duly and validly authorized, executed and delivered by Lender and is a valid and binding agreement of Lender enforceable against it in accordance with it terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnify and contribution may be limited by federal or state securities laws or the public policy underlying such laws.


      III. THE COMPANY'S REPRESENTATIONS

 The Company represents and warrants to Lender that:

      A.   Organization; Reporting Company Status.

           1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state or jurisdiction in which it is incorporated and is duly qualified as a foreign corporation in all jurisdictions in which the failure so to qualify would reasonably be expected to have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

           2. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Common Stock is traded on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc. ("OTCBB") and the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such trading.

      B. Authority; Validity and Enforceability. The Company has the requisite corporate power and authority to enter into the Agreement and Loan Documents and to perform all of its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the Agreement and Loan Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws. The Loan Documents have been duly and validly authorized for execution by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

      C. Non-contravention. The execution and delivery by the Company of the Agreement and the consummation by the Company of the other transactions contemplated hereby and thereby do not, and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries under, or result in the termination of, or require that any consent be obtained or any notice be given with respect to (i) the Articles or Certificate of Incorporation or By-Laws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, in each case as amended to the date of this Agreement, (ii) any loan or credit agreement, Debenture, bond, mortgage, indenture, lease, contract or other agreement, instrument or permit applicable to the Company or any of its Subsidiaries or their respective properties or assets or (iii) any Law applicable to, or any judgment, decree or order of any court or government body having jurisdiction over, the Company or any of its Subsidiaries or any of their respective properties or assets ("Law").

      D. Approvals. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the transactions contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained by the Company prior to the date hereof.

      E. Full Disclosure. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed to the Lender that (i) reasonably could be expected to have a Material Adverse Effect or (ii) reasonably could be expected to materially and adversely affect the ability of the Company to performing its obligations pursuant to the Agreement.

      F. Absence of Events of Default. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing.

      G. Interest. The timely payment of interest under the Loan Documents is not prohibited by the Articles or Certificate of Incorporation or By-Laws of the Company, in each case as amended to the date of this Agreement, or any agreement, contract, document or other undertaking to which the Company is a party.

      H. No Misrepresentation. No representation or warranty of the Company contained in this Agreement or the Loan Documents or any schedule, annex or exhibit hereto or thereto or any agreement, instrument or certificate furnished by the Company to Lender pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      I. Finder's Fee. There is no finder's fee, brokerage commission or like payment in connection with the transactions contemplated by this Agreement for which Lender or Company is liable or responsible.


      IV.  CONDITIONS TO THE COMPANY'S OBLIGATIONS

      Lender understands that the Company's obligation to execute Loan Documents pursuant to this Agreement is conditioned upon:

      A.   Delivery by Lender of the Advances pursuant to the Loan Documents.

      B. The accuracy of the representations and warranties of Lender contained in this Agreement (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Lender in all material respects of all covenants and agreements of Lender required to be performed by it pursuant to this Agreement; and

      C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.


      V.   CONDITIONS TO LENDER'S OBLIGATIONS

      The Company understands that Lender's obligation to advance funds pursuant to this Agreement is conditioned upon:

      A.   Delivery by the Company of the Loan Documents:

      B. The accuracy of the representations and warranties of the Company contained in this Agreement (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all respects of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement;

      C. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably could have a Material Adverse Effect;

      D. The Company shall have delivered to Lender reimbursement of Lender's reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated by this Agreement

      E. There shall not be in effect any Law, order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement;

      F. The Company shall have obtained all consents, approvals or waivers from governmental authorities and third persons necessary for the execution, delivery and performance of the Documents and the transactions contemplated thereby, all without material cost to the Company;

      G. Lender shall have received such additional documents, certificates, payment, assignments, transfers and other delivers as it or its legal counsel may reasonably request and as are customary to effect a closing of the matters herein contemplated.


      VI.  SURVIVAL; INDEMNIFICATION

      A. The representations, warranties and covenants made by each of the Company and Lender in this Agreement, the Loan Documents, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement shall survive and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity.

      B. The Company hereby agrees to indemnify and hold harmless Lender, its affiliates and their respective officers, directors, partners and members (collectively, the "Lender Indemnitees") from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses") and agrees to reimburse Lender Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by Lender Indemnitees and to the extent arising out of or in connection with:

                1. misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement or the Loan Documents;

                2. any failure by the Company to perform any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by the Company pursuant to this Agreement or the Loan Documents;

                3. the consummation of the transactions contemplated by this Agreement, the use of any of the proceeds of the Line of Credit by the Company, the performance by the parties hereto of their respective obligations hereunder and under the Loan Documents or any claim, litigation, investigation, proceedings or governmental action relating to any of the foregoing, whether or not Lender is a party thereto; or

      C. Lender hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees") from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

               1. any misrepresentation, omission of fact or breach of any of Lender's representations or warranties contained in this Agreement or the annexes, schedules or exhibits hereto or thereto or any instrument, agreement or certificate entered into or delivered by Lender pursuant to this Agreement or the Loan Documents; or

                2. any failure by Lender to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Lender pursuant to this Agreement or the Loan Documents.

      D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Article SURVIVAL; INDEMNIFICATION (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this Article SURVIVAL; INDEMNIFICATION is being sought (the "Indemnifying Party") of the commencement thereof, but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights or defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

      E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party.


      VII. GOVERNING LAW

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to the conflicts of law principles of such state.


      VIII.     SUBMISSION TO JURISDICTION

      Each of the parties hereto consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Dallas or the state courts of the State of Texas sitting in the City of Dallas in connection with any dispute arising under this Agreement. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum or improper venue to the maintenance of such action or proceeding in any such court and any night of jurisdiction on account of its place of residence or domicile. Each party hereto irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding in such courts by the mailing of copies of such process by registered or certified mail (return receipt requested), postage prepaid, at its address specified in Article
 XIII. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.


      IX.  COUNTERPARTS; EXECUTION

      This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but both of which counterparts shall together constitute one and the same instrument. A facsimile transmission of this signed Agreement shall be legal and binding on both parties hereto.


      X.   HEADINGS

      The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.


      XI.  SEVERABILITY

      In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.


      XII. ENTIRE AGREEMENT; REMEDIES, AMENDMENTS AND WAIVERS

      This Agreement and the Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of such parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


      XIII.     NOTICES

      Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

      A.   if to the Company, to:

           Integrated Performance Systems Inc.
           17300 North Dallas Parkway, Suite 2040
           Dallas, Texas 75248
           Telephone:  972/381-1212
           Facsimile:  972/381-1211

           if to the Lender, to:

           SMI Chips Inc. .
           7708 Cedar Creek Canyon Dr.
           Dallas, Texas 75252
           Telephone:  972/407-1509
           Facsimile:  972/233-3501

      The Company or Lender may change the foregoing address by notice given pursuant to this Article XIII.


      XIV. ASSIGNMENT

      This Agreement shall not be assignable by either of the parties hereto without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provide, however, that Lender may assign its rights and obligations hereunder, in whole or in part, to any affiliate of Lender and Lender may assign its rights pursuant to the Loan Documents to any party providing funds to Lender.

      IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed and delivered on the date first above written.

 Integrated Performance Systems Inc.          SMI Chips Inc.

 By: __________________________               By: __________________________
     D. Ronald Allen, President                   Ilya Drapkin, President